As filed with the Securities and Exchange Commission on July 29, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BROADPOINT GLEACHER SECURITIES GROUP, INC.

New York	22-2655804
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
12 East 49th Street, 31st Floor
New York, New York 10017
(212) 273-7100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)
Lee Fensterstock
Chief Executive Officer
Broadpoint Gleacher Securities Group, Inc.
12 East 49th Street, 31st Floor
New York, New York 10017
(212) 273-7100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all correspondence to:

Patricia Arciero-Craig General Counsel Broadpoint Gleacher Securities Group, Inc. 12 East 49th Street, 31st Floor New York, New York 10017 (212) 273-7100	Donald J. Murray, Esq. Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, New York 10019 (212) 259-8000

     Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-159254
If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price	Aggregate	Amount Of
Title of Each Class Of Securities To Be Registered	Registered(1)(2)	Per Unit(3)	Offering Price(1)(3)	Registration Fee
Common Stock, par value $0.01 per share	4,025,000	$6.25	$25,156,250	$1,403.72

(1)	Includes shares of common stock issuable upon exercise of an over-allotment option granted to the underwriters.

(2)	The 4,025,000 shares of common stock being registered under this Registration Statement are in addition to the 23,000,000 shares of common stock registered pursuant to Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-159254) and consists of 2,000,000 additional shares offered by the registrant and 2,025,000 additional shares offered by the selling shareholders.

(3)	Based on the public offering price of $6.25 per share.
This registration statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE
We are filing this Registration Statement on Form S-3 with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement on Form S-3 relates to the public offering of securities contemplated by the Registration Statement on Form S-3 (File No. 333-159254), which was originally filed by us with the Commission on May 15, 2009. This Registration Statement on Form S-3 is being filed for the sole purpose of registering an additional 4,025,000 shares of our common stock, par value $0.01 per share, including shares of common stock subject to the underwriters’ over-allotment option to purchase additional shares of common stock.
The Commission declared the Registration Statement on Form S-3 (File No. 333-159254) effective on July 28, 2009. The contents of such registration statement, including all amendments and exhibits thereto and all information incorporated by reference therein, are incorporated by reference into this registration statement pursuant to Rule 462(b) under the Securities Act. The required opinions and consents are listed in the Exhibit Index attached hereto and filed herewith.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits
A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 28, 2009.

BROADPOINT GLEACHER SECURITIES GROUP, INC.
By:	/s/ Lee Fensterstock
Lee Fensterstock
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures	Title	Date

* Eric Gleacher	Chairman of the Board	July 28, 2009
/s/ Lee Fensterstock Lee Fensterstock	Chief Executive Officer and Director (Principal Executive Officer)	July 28, 2009
/s/ Robert I. Turner Robert I. Turner	Chief Financial Officer (Principal Financial and Accounting Officer)	July 28, 2009
* Marshall Cohen	Director	July 28, 2009
* Robert Gerard	Director	July 28, 2009
* Peter J. McNierney	Director	July 28, 2009
* Victor Mandel	Director	July 28, 2009
* Mark Patterson	Director	July 28, 2009
* Christopher Pechock	Director	July 28, 2009
* Frank Plimpton	Director	July 28, 2009
* Bruce Rohde	Director	July 28, 2009
* Robert Yingling	Director	July 28, 2009

*By:	/s/ Lee Fensterstock Lee Fensterstock Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description of the Document
5.1	Opinion of Dewey & LeBoeuf LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Dewey & LeBoeuf LLP (included in Exhibit 5.1)

24.1†	Powers of Attorney for each of Messrs. Gerard, Mandel, Patterson, Pechock, Plimpton and Yingling

24.2*	Powers of Attorney for each of Messrs. Gleacher, Rohde and Marshall

*	Filed as Exhibit 24.2 to pre-effective Amendment No. 1 to Form S-3 (File No. 333-159254) filed with the Commission on July 22, 2009.

†	Included in the signature page to Form S-3 (File No. 333-159254) filed with the Commission on May 15, 2009.